UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 23, 2018

STAR GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2018, the Board of Directors of Kestrel Heat LLC, the general partner of Star Group, L.P. (the “Company”), approved the appointment of Daniel Donovan, 72, to serve as President and Chief Executive Officer of Kestrel Heat LLC on an interim basis until a permanent replacement can be identified and appointed by the Board.  Mr. Donovan assumes the responsibilities of Chief Executive Officer from Steven J. Goldman, who passed away suddenly on December 22, 2018.  Mr. Donovan has been a director of Kestrel Heat since April 28, 2006. Mr. Donovan was Chief Executive Officer of Kestrel Heat from May 31, 2007 to September 30, 2013 and had been President from April 28, 2006 to September 30, 2013.  Mr. Donovan’s compensation arrangement as President and Chief Executive Officer is not final as of the date of this filing.  Additional information regarding Mr. Donovan is set forth in the Company’s Annual Report on Form 10-K filed December 6, 2018, which information is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On December 24, 2018, the Company announced the sudden passing of Mr. Goldman and the appointment of Mr. Donovan of President and Chief Executive Officer on an interim basis.  A copy of the press release is set forth as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01          Exhibits.

Exhibit 99.1    A copy of the Star Group, L.P. Press Release dated December 24, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GROUP, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: December 26, 2018